As filed with the Securities and Exchange Commission on May 29, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

California water service group

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0448994 (I.R.S. Employer Identification No.)

1720 North First Street

San Jose, CA 95112

(408) 367-8200

(Address, including zip code, and telephone number, including area code, of principal executive offices)

CALIFORNIA WATER SERVICE GROUP 2024 EQUITY INCENTIVE PLAN

(Full title of the plan)

James P. Lynch

Senior Vice President, Chief Financial Officer and Treasurer

CALIFORNIA WATER SERVICE GROUP

1720 North First Street

San Jose, CA 95112

(408) 367-8200

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean Feller Gibson, Dunn & Crutcher LLP 2029 Century Park E #4000 Los Angeles, CA 90067 (214) 552 - 8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by California Water Service Group, a Delaware corporation (the “Company” or the “Registrant”), relating to up to 1,600,000 shares of the Company’s Common Stock to be issued pursuant to the California Water Service Group 2024 Equity Incentive Plan.

Part I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Company with the Commission, are incorporated by reference into this Registration Statement and shall be deemed a part hereof, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 29, 2024;

•	the Quarterly Report on Form 10-Q for the fiscal quarter ended on March 31, 2024, filed on April 25, 2024;

•	the Registrant's Current Reports on Form 8-K filed with the SEC on January 4, 2024, January 26, 2024, January 29, 2024, April 9, 2024, and April 24, 2024; and

•	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10-K (File No. 001-13883) filed with the Commission on February 29, 2024, pursuant to Rule 12g-3 promulgated under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Registrant is a Delaware corporation. Registrant’s certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Registrant’s certificate of incorporation also provides that each person who was or is party or is threatened to be made a party to, or was or is otherwise involved in, any threatened, pending or completed suit or proceeding by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company or is or was serving at the request of the Company in certain capacities in respect of another entity, including director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Company to the full extent authorized by the DGCL against all cost, expense, liability and loss actually and reasonably incurred in connection therewith, subject to certain limitations.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Sections 145(a) and (b) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who are not a party to the action at issue (even though less than a quorum), (2) by a majority vote of a designated committee of these directors (even though less than a quorum), (3) if there are no such directors, or these directors authorize, by the written opinion of independent legal counsel or (4) by the stockholders.

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

The Company maintains insurance that insures its directors and officers against certain losses and which insures the Company against its obligations to indemnify the directors and officers. The Company has entered into indemnification agreements with each of its executive officers and directors that provide, in general, that the Company will indemnify them to the fullest extent permitted by law in connection with their service to the Company or on its behalf.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1*	Certificate of Incorporation ( Incorporated by reference to Exhibit 3.1 to Form 10-Q filed on August 9, 2006).

4.2*	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on June 10, 2011).

4.3*	Certificate of Amendment to Amended Certificate of Incorporation (Incorporated by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q filed July 28, 2022).

4.4*	Certificate of Amendment to Amended Certificate of Incorporation (Incorporated by reference to Exhibit 3.4 to the Quarterly Report on Form 10-Q filed July 27, 2023).

4.5*	Amended and Restated Bylaws (as amended on February 28, 2024. Incorporated by reference to Exhibit 3.5 to Form 10-K filed on February 29, 2024).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included as part of signature page).

99.1	California Water Service Group 2024 Equity Incentive Plan

107.1	Filing Fee Table

*	Incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 29th day of May, 2024.

CALIFORNIA WATER SERVICE GROUP

By:	/s/ James P. Lynch
James P. Lynch
Senior Vice President, Chief Financial
Officer & Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James P. Lynch such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin A. Kropelnicki	President and Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)	May 29, 2024
Martin A. Kropelnicki

/s/ James P. Lynch	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 29, 2024
James P. Lynch

/s/ Thomas A. Scanlon	Corporate Controller and Principal Accounting Treasurer (Principal Accounting Officer)	May 29, 2024
Thomas A. Scanlon

/s/ Gregory E. Aliff	Director	May 29, 2024
Gregory E. Aliff

/s/ Shelly M. Esque	Director	May 29, 2024
Shelly M. Esque

/s/ Jeffrey Kightlinger	Director	May 29, 2024
Jeffrey Kightlinger

/s/ Thomas M. Krummel	Director	May 29, 2024
Thomas M. Krummel

/s/ Yvonne A. Maldonado	Director	May 29, 2024
Yvonne A. Maldonado

/s/ Scott L. Morris	Director	May 29, 2024
Scott L. Morris

/s/ Charles R. Patton	Director	May 29, 2024
Charles R. Patton

/s/ Carol M. Pottenger	Director	May 29, 2024
Carol M. Pottenger

/s/ Lester A. Snow	Director	May 29, 2024
Lester A. Snow

/s/ Patricia K. Wagner	Director	May 29, 2024
Patricia K. Wagner